                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Electroglas, Inc. of our report dated January 21, 1997 (except for Note 11, as to which the date is March 12, 1997), included in the 1996 Annual Report to Stockholders of Electroglas, Inc.

Our audits also included the financial statement schedule of Electroglas, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-69668) pertaining to the 1993 Employee Stock Purchase Plan and 1993 Long-Term Stock Incentive Plan and the Registration Statement (Form S-8 No. 33-95052) pertaining to the 1993 Long-Term Stock Incentive Plan of Electroglas, Inc. of our report dated January 21, 1997 (except for Note 11, as to which the date is March 12, 1997), with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Electroglas, Inc.


                                               /s/ Ernst & Young LLP


San Jose, California
March 19, 1997



                                       40